ROYAL BANK


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R.W. SMITH                           ROYAL BANK OF CANADA
Senior Manager                       Multinational Accounts, Quebec Headquarters
                                     1 Place Ville-Marie, 8th  Floor, West Wing
                                     P.O. Box 6001
                                     Montreal, Quebec H3C 3A9
July 12, 1999
                                     Tel:  (514) 874-2815
                                     Fax:  (514) 874-5315

Mr. Lawrence J. Hineline
Vice President - Finance,
C/O NORTH AMERICAN VACCINE INC.
10150 Old Columbia Road
Columbia, MD
21046-2358

Dear Larry:

SUBJECT:  OFFER TO FINANCE

Further to our recent discussions, we are pleased to offer you financing subject to the following terms and conditions:

BORROWER:               North  American  Vaccine Inc., a  corporation  organised
                        under the laws of Canada. ("the Borrower")

LENDERS:                Royal Bank of Canada (the "Lender").

PURPOSE:                Bridge capital market debt or equity issue.

CREDIT FACILITY:        Up  to  a maximum of  US$6,000,000  committed  revolving
                        operating loan (the "Operating Loan").

AVAILABILITY:           Available  by  way  of US Base Rate loans  ("US  Loans")
                        and/or Libor loans ("LIBOR").

INTEREST RATES:         US Base Rate + 265bp
                        Libor + 265bp

                        The expression "US Base Rate" means the annual rate of interest announced by the Bank from time to time as its reference rate then in effect for determining interest rates on U.S. dollar commercial loans made by the Bank in Canada.


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INTEREST RATES:  (cont'd)
                        The Borrower shall pay outstanding accrued interest monthly on the date fixed by the Bank. Interest shall be calculated on the daily principal balance at the aforementioned annual interest rates based on the actual number of calendar days elapsed during the period in which interest is calculated, divided by 365. The annual rates of interest, which correspond to the rates calculated as aforesaid, are the rates so determined multiplied by the actual number of days in a calendar year and divided by 365. Outstanding interest payable bears interest at the rate of interest applicable to the relative loan and is payable on demand. Interest on US Loans shall be payable monthly in arrears.

                        Interest periods for LIBOR Loans shall be, at the Borrower's option, one, two or three months. Interest on LIBOR Loans shall be payable on the last business day of the applicable interest period for such loans and, if earlier, the 90th day following the commencement of such interest period. LIBOR Loans must be for a minimum of $US500,000 and in whole multiples of $US100,000. Two business days prior to drawdown or rollover, the Borrower shall advice the Bank of the next applicable LIBOR interest period.

REPAYMENT:              December 31, 1999.

MANDATORY
REPAYMENT:              100%  of  any debt or equity  issue above  $US21,000,000
                        to be applied  as a  permanent  reduction  of the Credit
                        Facility.

SECURITY:               Guarantee  and  Postponement of  Claims for $US6,000,000
                        from  Biochem  Pharma Inc. and Biochem  Pharma  Holdings
                        Inc. in favour of the Borrower.

DOCUMENTATION:          Letter  loan  agreement signed by the Borrower,  Biochem
                        Pharma Inc. and Biochem Pharma Holdings Inc..

CONDITIONS
PRECEDENT:              The  obligation  of  the  Bank  to  make  available  the
                        Borrowings to the Borrower is subject to and conditional upon:

                        a) Satisfactory credit documentation including receipt of all necessary closing certificates required by the Lender, including legal opinion and security documentation.

                        b)    Satisfactory review of Y2K issue.


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COVENANTS:              The Borrower covenants with the Bank as follows:

                        a)    The  Borrower   will  deliver  to  the  Bank  such
                              financial and other information as the Bank may reasonably require, including:

                              (i)  Audited  annual  financial  statements of the
                                   Borrower   within  90  days  of  its   fiscal
                                   year-end;

                              (ii) Annual budget of the Borrower  within 90 days
                                   of its fiscal year-end;

                              (iii)A monthly  in-house  financial  statement  of
                                   the Borrower within 30 days of month-end.

                        b) The Borrower will promptly pay, when due, all income and other taxes payable.

                        c) The Borrower agrees to remit, as prescribed under the Income Tax Act (Canada), the Taxation Act (Quebec) and any other applicable fiscal legislation, all deductions and withholdings made by the Borrower, as they fall due and to notify the Bank immediately upon failure to do so.

                        d)    The  Borrower   shall  maintain  of  an  insurance
                              program consistent with industry practice.

                        e) The Borrower shall not declare or pay dividends on the common or preferred shares of its capital without the prior written approval of the Bank.

PROVISIONS REGARDING
THE ENVIRONMENT:
                        a) The Borrower declares to the Bank that as of date hereof:

                              - it fully complies with environmental protection laws, regulations, bylaws and other requirements applicable to its property and activities;

                              -    it has obtained the environmental  protection
                                   certificates,       approvals,       permits,
                                   authorisations and orders required for the use of its property and for carrying out its activities, if applicable;


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"NORTH AMERICAN VACCINE INC. - JULY 12, 1999"                                 /4

PROVISIONS REGARDING
THE ENVIRONMENT:  (cont'd)

                              - no notice, demand, ordinance, lawsuit or complaint was brought against it concerning environmental protection;

                              - to its knowledge, there is no circumstance which may give rise to the revocation of the aforesaid certificates, approvals, permits, authorisations and orders or to the issue of a notice, demand, ordinance, lawsuit or complaint as aforesaid, except for those that it fully disclosed to the Bank in writing.

                        b) The Borrower shall comply strictly and in all respects with the requirements of environmental protection laws, regulations, bylaws and other requirements applicable to its property and activities and shall notify the Bank immediately in the event of any release or discovery of any contaminant upon, under, over or within its property or any contiguous real property or any real property on or near which a contaminant could reasonably be anticipated to be released that may affect its property and activities. The Borrower shall promptly forward to the Bank copies of all notices, permits, orders, demands or other documents and reports in connection with any release or the presence of any contaminant or any matters relating to environmental protection laws or otherwise as they affect its property and activities.

                        c) The Borrower shall provide the Bank, upon demand and at the Borrower's expense, with all the information that the Bank may reasonably require regarding the environmental situation of the Borrower, notably concerning the Borrower's activities, moveable and immovable property, and all contiguous property to its properties, if applicable, including an environmental audit report prepared by an environmental engineering firm acceptable to the Bank. It will be reasonable for the Bank to periodically request from the Borrower a confirmation that the statements regarding the environment contained herein are still true and that as of the date of such confirmation, no event occurred that may affect in any way its property and activities insofar as environmental protection is concerned.


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PROVISIONS REGARDING
THE ENVIRONMENT:   (cont'd)

                        d) The Borrower shall allow the Bank and its agents access to its property or to any information regarding its property or activities to enable the Bank to assess the risk that the Borrower's environmental situation represents to the Bank, to anticipate its effect or to take corrective action.


                        e) The Borrower shall indemnify and hold the Bank harmless against and from any and all claims, suits, actions, damages, costs, judgements or other expenses sustained or incurred by the Bank either in the exercise of the rights conferred on the Bank herein, or as beneficiary of security against the property of the Borrower, or under any other circumstance relating to environmental protection affecting the Borrower's property and activities.

                        All above covenants shall remain in force for the benefit of the Bank regardless of the date advances are made or security taken.

INDEMNITY:              If, in the  opinion  of the  Bank,  the Bank is now or
                        becomes subject to, or if there is a change in:

                        a) any reserve or similar requirement against the assets of the Bank, deposits made with or for the account of, credit extended by, or any acquisition of funds for the extension of credit by, the Bank;

                        b) any reserve or similar requirement with respect to all or any part of the credit used by the Borrower hereunder or any unused portion of the credit facilities;

                        c)    taxation,   or  the  basis  of  taxation,  of  any
                              payments due to the Bank hereunder (except for taxes on the overall net income of the Bank);

                        d)    any requirement relating to capital adequacy; or

                        e) any other condition prescribed by law or by the interpretation thereof by competent authority, or any other condition, whether or not having the force of law, with which financial institutions carrying on business in Canada are or were generally complying;


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"NORTH AMERICAN VACCINE INC. - JULY 12, 1999"                                 /6

INDEMNITY:  (cont'd)
                              which in  the  sole   determination  of the  Bank,
                              causes:

                              (i) an additional cost with respect to the credit facilities,

                              (ii)  a   reduction   in  the   revenues   derived
                                    therefrom, or

                              (iii) a   reduction   in  the   effective   return
                                    hereunder or on the Bank's capital to a level below that which the Bank could have otherwise achieved (using any reasonable averaging and attribution method),

                        then, in any such event, the Borrower shall pay to the Bank, on demand, the amount which the Bank considers sufficient to compensate that additional cost, reduction in revenues, or reduction in rate of return. Absent manifest error, the amount established by the Bank shall be conclusive.

EVENTS OF DEFAULT:      Without  limiting   its  right  to  demand  at  any time
                        payment  of sums which are  payable on demand,  the Bank
                        may, to the extent  permitted by and in compliance  with
                        applicable law,  immediately  terminate the right of the
                        Borrower  to make  further  borrowings  under the credit
                        facilities,  and  demand  immediate  payment of all sums
                        owing  thereunder,   including  accrued  interest,   and
                        realise on all or any portion of the security granted in its favor, upon the occurrence of any of the following events:

                        a) failure by the Borrower to pay the principal, interest or any other amount when due;

                        b) failure by the Borrower to observe or satisfy any covenant, condition or provision in this agreement or in any other agreement with the Bank, or in any security document established in favor of the Bank;

                        c) if the Borrower becomes insolvent, files a notice of intention to make a proposal to its creditors under the BANKRUPTCY AND INSOLVENCY ACT, is declared bankrupt, makes an assignment of its property for the benefit of its creditors, or makes a bulk sale of any part of its assets without the prior consent of the Bank;


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"NORTH AMERICAN VACCINE INC. - JULY 12, 1999"                                 /7

EVENTS OF DEFAULT:  (cont'd)

                        d) if any step is taken with respect to a compromise or arrangement with the creditors of the Borrower, or to have the Borrower declared bankrupt or wound up, or if a receiver is appointed with respect to any part of the property encumbered by security in favor of the Bank, or if any encumbrances takes possession of any part of the Borrower's assets;

                        e)    if in the opinion of the Bank, there occurs:

                              (i) a material adverse change in the Borrower's financial condition;

                              (ii) an unacceptable change in the ownership of the capital stock of the Borrower;

                              (iii) the Borrower is subject to legal proceedings
                                    detrimental to its affairs;

                        f) the breach of any law, regulation, bylaw or requirement whether federal, provincial, municipal, or otherwise, concerning pollution of the environment, toxic materials, or other environmental hazards, or public health and safety, affecting any of the Borrower's property or activities.

                        g) change of ownership whereby Biochem Pharma Inc. ceases to own at least 30% of the issued and outstanding voting shares of the Borrower.

EVIDENCE OF
INDEBTEDNESS:           The Bank  shall  open  and  maintain  at  the  Branch of
                        Account accounts and records evidencing the Borrowings made available to the Borrower by the Bank under this agreement. The Bank shall record the principal amount of such Borrowings, the payment of principal and interest on account of the loans, and all other amounts becoming due to the Bank under this agreement.

                        The Bank's accounts and records constitute, in the absence of manifest error, prima facie evidence of the indebtedness of the Borrower to the Bank pursuant to this agreement.


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"NORTH AMERICAN VACCINE INC. - JULY 12, 1999"                                 /8

EVIDENCE OF
INDEBTEDNESS:  (cont'd)
                        The Borrower authorises and directs the Bank to automatically debit, by mechanical, electronic or manual means, any bank account of the Borrower for all amounts payable under this agreement, including but not limited to, the repayment of principal and the payment of interest, fees and all charges for the keeping of such bank accounts.


FEES AND EXPENSES:      The  Borrower  will pay all  reasonable  out  of  pocket
                        fees and expenses of the Lender in connection with consummation of the Agreement.

GOVERNING LAW:          This agreement  shall  be  governed by the laws in force
                        in the province of Quebec.

This Offer to Finance will be open for acceptance up to and including July 30,1999 after which time it will be null and void.

We trust the foregoing is satisfactory to you and request that you indicate your acceptance by signing and returning the duplicate of this letter.

Yours truly,

ROYAL BANK OF CANADA



/s/ Rod Smith
----------------------------------

Read and accepted on this 15th day of July 1999.
                          ----
NORTH AMERICAN VACCINE INC.


By:    /s/ Lawrence J. Hineline
       -----------------------------
Name:  Lawrence J. Hineline
Title: Vice President - Finance


By:    /s/ Daniel J. Abdun-Nabi
       -----------------------------
Name:  Daniel J. Abdun-Nabi
Title: Sr. Vice President


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"NORTH AMERICAN VACCINE INC. - JULY 12, 1999"                                 /9

Acknowledged on this 14th day of July 1999.
                     ----

BIOCHEM PHARMA INC.


By:    /s/ Frederick J. Andrew
       -----------------------------
Name:  Frederick J. Andrew
Title: Chief Financial Officer


By:    /s/ Francois Legault
       -----------------------------
Name:  Francois Legault
Title: Executive V.P. Corporate Development and Investments


BIOCHEM PHARMA HOLDINGS INC.


By:    /s/ Frederick J. Andrew
       ----------------------------
Name:  Frederick J. Andrew
Title: Treasurer



By:    /s/ Francois Legault
       ----------------------------
Name:  Francois Legault
Title: Vice President